UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

Arrowroot Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40129	85-3961600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Ave, Suite 200

Marina Del Rey, California 90292

(Address of principal executive office and zip code)

(310) 566-5966

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	ARRWU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the Units	ARRW	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	ARRWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Arrowroot Acquisition Corp. (the “Company,” “we”, “our” or “us”) is filing this Amendment No. 1 to the Current Report on Form 8-K, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 17, 2023, to describe the accounting error the Company, in consultation with its advisors, identified in the previously issued financial statements as of and for the quarterly period ended March 31, 2023 and the effect of the accounting error on the Company’s financial statements.

Item 4.02. Non-Reliance on Previously Issued Financial Statements.

The management of the Company, in consultation with its advisors, identified an accounting error in the previously issued financial statements as of and for the quarterly period ended March 31, 2023. On August 14, 2023, the Company’s audit committee concluded, after discussion with the Company’s management and its advisors, that the Company’s unaudited financial statements as of and for the quarterly period ended March 31, 2023 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023 should no longer be relied upon due to the error described below and should be restated.

In connection with the preparation of the Company’s condensed consolidated financial statements as of and for the period ended June 30, 2023, management identified a presentation error made in its March 31, 2023 condensed consolidated financial statements. The Company determined that the value of the convertible promissory notes were incorrectly adjusted to fair value instead of being booked at par. The Company determined that, as a result, there should be a reversal of the change in value of the convertible notes as previously disclosed. The Company determined that the convertible notes required bifurcation under ASC 815-15-25-7. Management evaluated the conversion option contained within the convertible notes and determined their value to be de minimis. As a result, the Company recorded the value of the convertible notes at par.

In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”; the Company evaluated the changes and determined that the related impact was material to previously presented financial statements.

The impact of the restatement on the Company’s unaudited condensed consolidated financial statements is reflected in the following table:

	As Previously Reported	Adjustment	As Restated
Condensed Consolidated Balance Sheet for the three months ended March 31, 2023 (unaudited)

Convertible Promissory Note - Related Party	$257,014	$1,882,986	$2,140,000
Additional paid in capital	$563,136	$(563,136)	$-
Accumulated deficit	$(15,207,806)	$(1,319,850)	$(16,527,656)
Total Liabilities	$15,881,107	$1,882,986	$17,764,093
Total Stockholders’ Equity (deficit)	$(14,643,951)	$(1,882,986)	$(16,526,937)

Condensed Consolidated Statement of Operations for the three months ended March 31, 2023 (unaudited)

Change in fair value of convertible promissory notes	$1,319,850	$(1,319,850)	-
Total other income (expense)	$909,732	$(1,319,850)	$(410,118)
Income before provision for income taxes	$81,106	$(1,319,850)	$(1,238,744)
Net Income (loss)	$(374,842)	$(1,319,850)	$(1,694,692)

EPS:
Weighted avg shares outstanding, Class A common stock	21,188,697	-	21,188,697
Basic and diluted net loss per share, Class A common stock	$(0.01)	(0.05)	(0.06)

Weighted avg shares outstanding, Class B common stock	7,187,500	-	7,187,500
Basic and diluted net loss per share, Class B common stock	$(0.01)	(0.05)	(0.06)

Condensed Consolidated Statement of Equity for the three months ended March 31, 2023 (unaudited)

Proceeds received in excess of initial fair value of Convertible Promissory Note	$563,136	$(563,136)	$-
Net Income (loss)	$(374,842)	$(1,319,850)	$(1,694,692)
Accretion for Class A common stock to redemption amount- APIC	$(2,355,234)	$-	$(2,355,234)
Accumulated Deficit	$(15,207,806)	$(1,319,850)	$(16,527,656)
Total Stockholders Equity (deficit)	$(14,643,951)	$(1,882,986)	$(16,526,937)

Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2023 (unaudited)

Net (loss) income	$(374,842)	$(1,319,850)	$(1,694,692)
Change in fair value of convertible promissory note	$(1,319,850)	$1,319,850	$-

Non Cash:
Proceeds received in excess of initial fair value of Convertible Promissory Note - Shares at initial borrowing	$563,136	$(563,136)	$-

The Company’s management has concluded that in light of the error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective as of March 31, 2023.

The Company’s management and audit committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with its independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrowroot Capital Acquisition Corp.
(Registrant)

September 1, 2023	By:	/s/ Thomas Olivier
	Name:	Thomas Olivier
	Title:	Chief Financial Officer

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